SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

LASALLE HOTEL PROPERTIES

(Exact name of registrant as specified in its charter)

Maryland	36-4219376
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

3 Bethesda Metro Center

Suite 1200

Bethesda, Maryland 20814

(Address and Zip Code of Principal Executive Offices)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), please check the following box. ☒	If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file numbers to which this form relates: 333-125057 and 333-104054

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
7.5% Series D Cumulative Redeemable Preferred Shares, $0.01 par value per share	New York Stock Exchange

Securities registered pursuant to Section 12(g) of the Act: None

(Title of class)

ITEM 1.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

The information set forth under the caption “Description of the Series D Preferred Shares” of LaSalle Hotel Properties (the “Registrant”) in the Registrant’s prospectus supplement dated August 19, 2005 and under the caption “Description of the Preferred Shares” in the Registrant’s prospectus dated August 19, 2005, filed simultaneously with the Securities and Exchange Commission on August 22, 2005 under Rule 424(b)(5) as a form of prospectus used after the effectiveness of the Registrant’s registration statement on Form S-3 (Registration Nos. 333-125057 and 333-104054) covering the offer and sale of shares of the class of the securities to be registered hereby, is incorporated herein by reference.

ITEM 2.	EXHIBITS

1	Form of Articles of Amendment and Restatement of the Registrant, incorporated by reference from Exhibit 3.1 to the Registrant’s Form S-11 filed February 5, 1998, as amended.

1.1	Articles Supplementary Establishing the Rights and Preferences of 7.5% Series D Cumulative Redeemable Preferred Shares of Registrant, incorporated by reference from Exhibit 3.1 to the Registrant’s current report on Form 8-K dated August 24, 2005.

1.2	Form of Bylaws of the Registrant, incorporated by reference from Exhibit 3.2 to the Registrant’s Form S-11 filed February 5, 1998, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

LASALLE HOTEL PROPERTIES

Date: August 24, 2005	By:	/s/ Hans S. Weger
	Name:	Hans S.Weger
	Title:	Executive Vice President, Treasurer and Chief Financial Officer